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                                                                  EXHIBIT (23-2)





                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and in Post Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 33-9127) and related Prospectus of TRINOVA Corporation and to the incorporation by reference therein of our reports dated January 24, 1996, with respect to the financial statements of TRINOVA Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP



Toledo, Ohio
March 14, 1996